Exhibit 99.3
AMENDMENT TO THE
ADAMS RESPIRATORY THERAPEUTICS, INC.
2005 LONG-TERM INCENTIVE PLAN
     This Amendment to the Adams Respiratory Therapeutics, Inc. 2005 Incentive Plan (the “Plan”), is hereby adopted this 14th day of August, 2006, by the Board of Directors of Adams Respiratory Therapeutics, Inc. (the “Company”).
     WHEREAS, the Company adopted the Plan for the purposes set forth therein; and
     WHEREAS, pursuant to Article 16 of the Plan, the Board of Directors of the Company has the right to amend the Plan with respect to certain matters; and
     WHEREAS, the Board of Directors has approved and authorized this Amendment to the Plan;
     NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, in the following particulars:
     1. By deleting Article 15 in its entirety and replacing it with the following:
“ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
     15.1. MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

     15.2 DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
     15.3 GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.”
     All other provisions of the Plan shall remain the same.
     IN WITNESS WHEREOF, Adams Respiratory Therapeutics, Inc., by a duly authorized officer, has executed this Amendment to the Plan, this 14th day of August 2006.

ADAMS RESPIRATORY THERAPEUTICS, INC.
By:	/s/ David P. Becker